Exhibit 99.2

BAUSCH & LOMB INCORPORATED

Offer to Purchase any and all of its Outstanding

$183,873,000 7.125% Debentures due 2028 (CUSIP No. 071707AG8)
$150,000,000 6.95% Notes due 2007 (CUSIP No. 071707AH6)
$50,000,000 5.90% Notes due 2008 (CUSIP No. 071707AL7)

and

Solicitation of Consents
To Amend the Related Indentures

The Tender Offer for each series of Notes will expire at midnight, New York City time, on June 2, 2006, unless extended or earlier terminated by Bausch & Lomb Incorporated (such time and date, as the same may be extended or earlier terminated, the “Expiration Date”). The Consent Solicitation for each series of Securities will expire at 5:00 p.m., New York City time, on May 17, 2006, unless extended or earlier terminated by Bausch & Lomb Incorporated (such time and date, as the same may be extended, the “Consent Payment Date”). To receive the Purchase Price (as defined below), Holders must tender Securities and the related Consents on or prior to the Consent Payment Date in the manner described below. Holders delivering only the Consents on or prior to the Consent Payment Date in the manner described below will receive the Consent Payment. Tendered Securities may be withdrawn and the related Consents may be revoked at any time prior to the Withdrawal Deadline, but not thereafter. Holders who desire to tender their Securities pursuant to the Tender Offers must consent to the Proposed Amendments and Waivers. Holders must deliver their Consents and tender any Securities on or prior to the Consent Payment Date in order to be eligible to receive the Consent Payment. Holders of Securities who tender after the Consent Payment Date but before the Expiration Date will receive the Purchase Price minus the initial Consent Payment.

Bausch & Lomb Incorporated (“we” or the “Company”) is offering to purchase from you for cash any and all of your $183,873,000 7.125% Debentures due 2028 (the “2028 Debentures”), your $150,000,000 6.95% Notes due 2007 (the “2007 Notes”), and your $50,000,000 5.90% Notes due 2008 (the “2008 Notes” and, together with the 2028 Debentures and the 2007 Notes, the “Securities”), and soliciting your consent (the “Consent”) to certain amendments to the applicable indentures under which the Securities were issued (the “Proposed Amendments”) and waivers of certain defaults that may have occurred under such Indenture prior to the effectiveness of the Proposed Amendments, which will include a consent to enter into a supplemental indenture effecting the Proposed Amendments (the “Proposed Waivers,” and together with the Proposed Amendments, the “Proposed Amendments and Waivers”) all upon the terms and subject to the conditions set forth in this Offer to Purchase and Solicitation of Consents Statement, as it may be amended or supplemented from time to time, and the related Letter of Transmittal and Consent provided herewith (collectively, the “Offer to Purchase”).

We refer to our offer to purchase the Securities as the “Tender Offer” and to the related solicitation of your Consent as the “Consent Solicitation” and to the Tender Offer together with the Consent Solicitation as the “Offer.”  The Offer is subject to certain conditions and may be amended or terminated subject to applicable law. Holders may deliver Consents and receive the Consent Payment without tendering their Securities. If you tender your Securities pursuant to the Tender Offer, you must consent to the Proposed Amendment and Waiver in the Consent Solicitation. If you decide to tender your Securities, your execution and delivery of the Letter of Transmittal and Consent will constitute your consent to the Proposed Amendments and Waivers. In the event that you tender your Securities in the Tender Offer, you may withdraw the tender of your Securities prior to the Consent Payment Date in the Tender Offer without revoking your Consent.

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The Dealer Manager for the Offer is:
Citigroup Global Markets Inc.
The Co-Dealer Managers for the Offer are:

Barclays Capital Inc.

JPMorgan Chase Inc.

Key Banc Capital Markets

Mitsubishi UFJ Securities (USA)

May 5, 2006

The Purchase Price for your Securities is $1,000 per $1,000 principal amount of the Securities, which includes the initial Consent Payment. Holders delivering only consents to the Proposed Amendments and Waivers prior to the Consent Payment Date will receive the Consent Payment. The Consent Payment is equal to $1.00 per $1,000 principal amount of the Securities payable on the Settlement Date and an additional $1.00 per $1,000 principal amount of Securities payable monthly thereafter for each 30-day period from the Expiration Date to the earlier of (i) the date we complete the filings of our past due SEC Reports (as defined below) with the Securities and Exchange Commission (the “Filing Compliance Date”) and (ii) October 2, 2006 (the “Covenant Reversion Date”).

If you validly tender your Securities before the Consent Payment Date, do not withdraw them, and the Offer is consummated, you will be paid the Purchase Price for your Securities, which includes the initial Consent Payment. If you validly tender your Securities after the Consent Payment Date but before the Expiration Date, and the Offer is consummated, you will be paid the Purchase Price minus the Consent Payment. You will be paid accrued and unpaid interest on your tendered Securities up to, but not including, the Settlement Date. If you deliver your consent prior to the Consent Payment Date and do not withdraw that consent, and the Offer is consummated, you will receive the Consent Payment.

Each series of the Securities was issued pursuant to an original indenture, dated September 1, 1991, as amended by Supplemental Indenture No. 1, dated as of May 13, 1998 (the “Original Indenture”) between the Company and Citibank, N.A., as trustee (the “Trustee”) or a supplement thereto (collectively, the “Indentures”). Holders of a majority in principal amount of the outstanding Securities of each series must consent to the Proposed Amendments and Waivers in order for them to become effective with respect to such series and the supplemental indenture with respect thereto entered into. Our Offer for each series of Securities is conditioned on, among other things, tender and/or consent of a majority in principal amount of Securities of each series (the “Minimum Tender/Consent Condition”). For a description of the Proposed Amendments and Waivers, and the conditions to the Offers, see “The Proposed Amendments and Waivers” and “The Tender Offer and Consent Solicitation — Conditions to the Offer.”

The Indentures require us to file with the Securities and Exchange Commission (the “SEC”) and the Trustee under the applicable Indenture (each, a “Trustee”) the annual reports, quarterly reports and other documents (the “SEC Reports”) that we are required to file with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Indentures also require the Company to file with the applicable Trustee, within 120 days after the end of each fiscal year, a written statement regarding compliance with our obligations under the Indentures, and a description of any known defaults under the Indentures, and to deliver to the Trustee notice of any default under that Indenture (“default” is defined for these purposes as default in the observance or performance of any of the terms, provisions and conditions of the applicable Indentures without regard to a period of grace or requirement of notice) (the “Certificate Delivery Covenant”).

The Company has previously announced that we would not be able to file our Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2005 (the “Third Quarter 2005 Form 10-Q”) and Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K,” and together with the Third Quarter 2005 Form 10-Q, the “Delayed SEC Reports”) by their respective due dates, and we have not filed them to date. The certificates under the Certificate Delivery Covenant were due by April 30, 2005, and we have delivered them to the Trustee. Our failure to timely file the Delayed SEC Reports with the SEC, and failure to timely file or deliver copies of such reports with the Trustee may have resulted in defaults under the Indentures. The requirements to file the SEC Reports with the SEC and the Trustee are hereafter referred to as the “Reporting Covenants.”  Our failure to take these actions may also have resulted in a breach of certain reporting requirements under the Trust Indenture Act of 1939.

As a result of the failure to comply with the Reporting Covenants, the maturity of the Securities could be accelerated under the Indentures any time if: (i) the Proposed Amendments and Waiver with respect to the Securities do not become effective, (ii) the Trustee or holders of 10% or more of the Securities delivers to us a Notice of Default under Section 501(4) of the Securities Indenture and commence the 60-day cure period provided for therein, (iii) we do not file the Delayed SEC Reports with the SEC and the Trustee prior to the expiration of the 60 day-period, and (iv) a holder of 25% or more of either series of Securities or the Trustee delivers an acceleration notice. The acceleration of the maturity of the outstanding Securities would permit the holders of the such series of Securities to cause the principal amount and accrued and unpaid interest to become immediately due and payable.

The Proposed Amendments will effectively provide that, until 5:30 p.m., New York City time, on October 2, 2006, a failure to comply with the sections of the Indentures relating to the Reporting and Certificate Delivery Covenants and our obligation to deliver any notice of a Default with respect to the Reporting and Certificate Delivery Covenants to the Trustees will not constitute Defaults with respect to the Securities. The Proposed Waiver will provide that all Defaults that shall have occurred prior to the effectiveness of the Proposed Amendments relating to our failure to file the SEC Reports are waived. For a more detailed description of the Proposed Amendments and Waiver, see “The Proposed Amendments and Waiver.”

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You may withdraw your tender and/or your Consent at any time prior to the Consent Payment Date. If you do not tender your Securities, and, assuming satisfaction of the Minimum Tender/Consent Condition, they will remain outstanding and subject to the supplemental indenture incorporating the Proposed Amendments and Waivers. If we consummate the Offer, the trading market for your Securities may be significantly more limited and you will be subject to the terms of the relevant Indenture as amended. See “Risk Factors.”

We will pay for Securities that we purchase in the relevant Tender Offer in same-day funds promptly after the date on which such Offer expires, which is expected to be the business day after the Expiration Date. Assuming none of the Offers are extended, we expect that the Settlement Date will be June 5, 2006.

TABLE OF CONTENTS

IMPORTANT DATES
IMPORTANT NOTICES
BAUSCH & LOMB INCORPORATED
RECENT DEVELOPMENTS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER FACTORS
SUMMARY OF THE OFFER
TENDER OFFER AND CONSENT SOLICITATION
OTHER PURCHASES OF NOTES
THE INDENTURES
BACKGROUND
THE PROPOSED AMENDMENTS AND WAIVER
DESCRIPTION OF THE SECURITIES
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Offer to Purchase or in the Letter of Transmittal and Consent, if given or made, such information or representations must not be relied upon as having been authorized. This Offer to Purchase and the related documents do not constitute an offer to buy or the solicitation of an offer to sell Securities in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of us by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction. Neither the delivery of this Offer to Purchase and the related documents nor any purchase of Securities will, under any circumstances, create any implication that the information contained in this Offer to Purchase or in any related document is current as of any time subsequent to the date of such information.

NONE OF BAUSCH & LOMB INCORPORATED, THE DEALER MANAGERS, THE INFORMATION AGENT, OR THE TRUSTEE MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER THEIR SECURITIES PURSUANT TO THE TENDER OFFER OR DELIVER THEIR CONSENT PURSUANT TO THE CONSENT SOLICITATION. EACH HOLDER SHOULD MAKE ITS OWN DECISION AS TO WHETHER TO TENDER ITS SECURITIES, WHETHER TO DELIVER ITS CONSENT AND IF SO, THE PRINCIPAL AMOUNT OF THE SECURITIES AS TO WHICH SUCH ACTION IS TO BE TAKEN.

IMPORTANT DATES

Date	Calendar Date	Event
Withdrawal Deadline	5:00 p.m., New York City time, on May 17, 2006, unless extended with respect to the Offer.

Holders cannot withdraw tendered Securities and the related Consents after the Withdrawal Deadline. Consents given in connection with withdrawn Securities will continue to be effective unless expressly revoked at the time of withdrawal. Consents delivered separately may not be revoked after the Withdrawal Deadline

Consent Payment Date	5:00 p.m., New York City time, on May 17, 2006, unless extended with respect to the Offer.

You must deliver your Consent prior to the Consent Payment Date in order to receive the Consent Payment. If you are tendering Securities, you must deliver the Letter of Transmittal and Consent prior to the Consent Payment Date in order to receive the Purchase Price. If you tender after this deadline, you will receive an amount equal to the Purchase Price minus the Consent Payment.

Expiration Date	Midnight, New York City time, on June 2, 2006, unless extended with respect to the Offer.	You must tender your Securities by the Expiration Date in order to be eligible to have your Securities purchased under the Offers.
Settlement Date	Assuming none of the Offers is extended, we expect that the Settlement Date will be June 5, 2006.

We will pay the Purchase Price to those holders that tender Securities on or prior to the Consent Payment Date. Holders of Securities who tender after the Consent Payment Date but before the Expiration Date will receive the Purchase Price minus the initial Consent Payment. Holders delivering only the Consents on or prior to the Consent Payment Date in the manner described below will receive the Consent Payment.

We reserve the right to terminate, amend or withdraw the Offer to Purchase at any time and from time to time as described herein, subject to applicable law. Our obligation to purchase the Securities in the Tender Offer and to pay for the Consents is subject to certain conditions including satisfaction of the Minimum Tender/Consent Condition, the execution of a supplemental indenture relating to the Proposed Amendments by the Trustee and certain other matters described under “Conditions to the Offer.”  The conditions are for the benefit of the Company and may be asserted or waived in whole or in part.

IMPORTANT NOTICES

If you hold your Securities through a broker, dealer or other similar nominee, you must contact that nominee if you desire to tender those Securities. If you hold your Securities yourself (other than through the Depository Trust Company (“DTC”)), you must complete and sign the Letter of Transmittal and Consent included with this Offer to Purchase in accordance with the instructions in this Offer to Purchase, mail or deliver it and any other required documents to Global Bondholder Services Corporation, which is acting as Depositary, and deliver the certificates for the tendered Securities to the Depositary.

Any questions or requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal and Consent or related documents should be directed to Global Bondholder Services Corporation, which is acting as Information Agent, at one of its telephone numbers set forth on the back cover of this Offer to Purchase. You may also contact the Dealer Manager at its telephone number set forth on the back cover of this Offer to Purchase or your broker, dealer, or other similar nominee for assistance concerning the terms of the Offers.

YOU SHOULD READ THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL AND CONSENT CAREFULLY BEFORE MAKING A DECISION TO TENDER YOUR NOTES AND GIVE YOUR CONSENT.

We have not filed this Offer to Purchase or the Letter of Transmittal and Consent with, and they have not been reviewed by, any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of this Offer to Purchase and it is unlawful and may be a criminal offense to make any representation to the contrary.

Capitalized terms used in this Offer to Purchase that are not otherwise defined herein have the meanings set forth in the relevant Indenture.

BAUSCH & LOMB INCORPORATED

Bausch & Lomb is an eye health company, dedicated to perfecting vision and enhancing life for consumers around the world. Its core businesses include soft and rigid gas permeable contact lenses and lens care products, and ophthalmic surgical and pharmaceutical products. The Bausch & Lomb name is one of the best known and most respected healthcare brands in the world. Founded in 1853, the Company is headquartered in Rochester, New York.

The Company is organized into three geographic segments: the Americas; Europe, Middle East and Africa (EMEA), and Asia. It’s additional operating segments, which are managed on a global basis, are the Research & Development organization and the Global Operations & Engineering organization. In each geographic segment, Bausch & Lomb markets products in five product categories: contact lenses, lens care products, ophthalmic pharmaceuticals, cataract and vitreoretinal surgery, and refractive surgery.

We employ approximately 13,700 people worldwide and our products are available in more than 100 countries. Our principal executive offices are located at One Bausch & Lomb Place, Rochester, New York 14604, and our main telephone number is (585) 338-6000.

RECENT DEVELOPMENTS

Investigations and Restatements

As described more fully in news releases dated October 26 and December 22, 2005 which were filed on Form 8-K, the Audit Committee of the Board of Directors of Bausch & Lomb Incorporated (the “Company”) commenced in September 2005 an independent investigation into allegations of misconduct by the management of the Company’s Brazilian subsidiary, BL Industria Otica, Ltda. (“BLIO”), which had been reported to the Company’s senior management by a BLIO employee pursuant to the Company’s established compliance program. The Company voluntarily reported these matters to the Staff of the Northeast Regional Office of the Securities and Exchange Commission, which has commenced an informal inquiry into the matter and the Korea matter described below.

On November 3, 2005, the Company filed a Form 12b-25 with the SEC providing notice that it would delay the filing of its Quarterly Report on Form 10-Q for the third quarter ended September 24, 2005. On December 22, 2005, the Board of Directors, on recommendation of the Audit Committee and management, concluded that the Company should restate its financial results for the fiscal years ended 2001, 2002, 2003, 2004, as well as the first and second quarters of 2005 in order to account properly for the impact of the BLIO tax matters identified in connection with the investigation. While work with respect to these adjustments has not been finalized, as set forth in the December 22, 2005 release, the Company currently estimates that the unaudited impact would be to reduce the Company’s previously reported net income for the first and second quarters of 2005 by a cumulative total of $.6 million and to reduce the previously reported net income for 2000-2004 by a cumulative total of $19 million.

In addition, as reported in the December 22 release, in late November 2005, following employee reports regarding possibly improper sales practices in the Company’s Korean subsidiary (Bausch & Lomb Korea Co. Ltd. (“BL Korea”)), the Audit Committee commenced an independent investigation into revenue recognition practices in the Korean subsidiary and also voluntarily reported these matters to the SEC.

On March 17, 2006, the Company filed  a Form 12b-25 with the SEC providing notice that it would delay the filing of its 2005 Form 10-K. The March 17, 2006 12b-25 also provided an update with respect to the status of the Brazil and Korea investigations and the Company’s efforts to complete work with respect to the filing of its 2005 Form 10-K.

As described more fully in the March 17, 2006 Form 12b-25, as a result of the Audit Committee’s independent investigation of BL Korea, the Company currently expects that its previously reported, expected restatement of prior-period financial statements under generally accepted accounting principles will also include revenue recognition adjustments for vision care sales in Korea from 2002 to 2005 using consignment sales accounting. While work with respect to these adjustments has not been finalized, the Company currently estimates the unaudited impact of the change to consignment accounting would be to reduce the Company’s previously reported net sales for the first and second quarters of 2005 by a cumulative total of approximately $1.2 million and to reduce the previously reported net sales for the period 2002-2004 by a cumulative total of approximately $7.2 million

The Audit Committee’s BLIO investigation is now complete and the Korea investigation is nearly complete. The results of the BLIO investigation and updates with respect to the Korea investigation have been reported to the SEC which, as described above, had previously commenced an informal inquiry into such matters.

As also described more fully in the March 17, 2006 Form 12b-25, in light of  the investigations of the Company’s Brazil and Korea subsidiaries, the Company undertook expanded year-end procedures focused on, among other things, revenue recognition practices at certain other foreign subsidiaries. As a result of these procedures, the Company currently expects that its previously reported, expected restatement of prior-period financial statements under generally accepted accounting principles will also include additional adjustments relating to revenue recognition for the following matters:  certain refractive laser sales; certain vision care transactions with a single distributor in Thailand; vision care transactions with two large distributors in Japan; vision care and cataract transactions with the distributor network in India; and the proper handling of certain sales related reserves in China. The Company’s work with respect to these expanded year-end procedures is now substantially complete and the Company currently estimates that the unaudited impact of these adjustments would be to reduce the Company’s previously reported net sales for the first and second quarters of 2005 by a cumulative total of approximately $2.9 million and to reduce the previously reported net sales for the period 2001-2004 by a cumulative total of approximately $15.4 million

In addition, the Company currently expects that its previously reported, expected restatement of prior period financial statements under generally accepted accounting principles will also include additional adjustments relating to the Company’s determination that the liability associated with the deferral of certain Company stock  under its approved Long Term Deferred Compensation Plan should have been marked to market. While work with respect to these adjustments has not been finalized, the Company currently estimates that the unaudited impact of these adjustments would be to reduce the Company’s previously reported net income for the first and second quarters of 2005 by a cumulative total of $3.7 million and to reduce the previously reported net income for the period 2001-2004 by a cumulative total of $4.1 million.

There can be no assurance that the final adjustments with respect to the matters described above will not differ, including materially, from the estimated amounts set forth herein.

Also as part of the expanded procedures process, the Company is continuing to review revenue recognition issues relating to transactions with a single distributor in the United States which may result in additional adjustments to certain of the prior period financial statements covered by the restatement.

In addition, as previously reported, the Company has undertaken expanded procedures with respect to the accounting for income taxes, including assessing deferred income tax balance sheet accounts, which the Company currently expects will result in additional adjustments to prior period financial statements covered by the expected restatement. Work with respect to this matter is continuing.

As previously disclosed on December 22, 2005, the Company has reviewed other accounting entries unrelated to the matters discussed above made in the periods covered by the expected restatement and determined that certain entries, while not individually or in the aggregate material to the periods in which they were recorded or to the relevant prior periods, in light of the expected restatement, are now required to be recorded in the prior periods to which they relate. Work with respect to these matters is also continuing.

In addition, the Company has not completed its required assessment of the Company’s internal control over financial reporting and the control deficiencies identified to date in 2005, as described in the December 22, 2005 release. As noted in the December 22, 2005 release, the Company’s previous conclusion as of December 25, 2004 — which was based on the procedures then performed and the information then known to it — that its internal control over financial reporting was effective should no longer be relied upon. In light of the matters described above, the Company’s management continues to evaluate potential material weaknesses with respect to the Company’s internal controls and currently expects ultimately to identify additional material weaknesses at December 31, 2005 and also currently expects to conclude that internal controls were not effective for the relevant period. The Company will conclude its analyses and report its findings in this regard when it files its Annual Report on Form 10-K for the period ended December 31, 2005.

The filings on Form 8-K dated October 26, 2005 and December 23, 2005 and the filings on Form 12b-25 dated November 3, 2005 and March 17, 2006, all of which are referenced above, provide additional detail with respect to the matters discussed in this section and you are encouraged to refer to those filings.

Scientific Investigation with Health Authorities on Extent and Cause of Rare Fungal Infections; Market Withdrawal of ReNu® with MoistureLoc® produced at Greenville, S.C.

Supplies of our newest multipurpose lens care solution offering, ReNu@ with MoistureLoc® manufactured at the Company’s Greenville, South Carolina facility, have been associated with a disproportionately high number of incidents of contact lens related Fusarium keratitis. We are collaborating in a scientific investigation with health authorities and leading experts around the world including the U.S. Centers for Disease Control and Prevention, leading eye hospitals, the U.S. Food and Drug Administration, and the Ministries of Health in Singapore, Hong Kong and Malaysia, to determine the extent and cause of an increase in this rare fungal corneal infection among contact lens wearers that first surfaced in certain parts of Asia.

The Company has withdrawn MoistureLoc® manufactured at the Greenville facility from the markets in which it was sold.

Reports of an unusual incidence of Fusarium keratitis among contact lens wearers first came from health authorities in Singapore, Hong Kong and Malaysia. Because these infections are rare, there now is a heightened level of awareness and surveillance surrounding this issue in other markets, resulting in reports of cases from a variety of locations. Efforts to enhance formal surveillance programs that track the incidence of the fungal infections are now in place in the U.S., Singapore, Hong Kong, Malaysia and China.

The Company announced on April 10, 2006, that it temporarily suspended U.S. shipments of ReNu® with MoistureLoc® produced at its Greenville, S.C., manufacturing facility in order to facilitate the further investigation of reports of fungal keratitis infections among contact lens wearers in the United States. On April 10, 2006, U.S. Centers for Disease Control and Prevention released a report that it is reviewing reports of 109 cases of suspected fungal keratitis. The CDC reports that the majority of cases have yet to be reviewed, but of the 30 cases reviewed to date, 28 involved contact lens wearers. Twenty-one reported using ReNu® brand contact lens care products and 5 reported using a combination of ReNu and products manufactured by other companies.

The Company initiated a voluntary market withdrawal of the product on April 13, 2006. The withdrawal does not apply to other Bausch & Lomb products or to MoistureLoc® manufactured at factories outside the United States. The Company continues to collaborate with the U.S. Food and Drug Administration, the Centers for Disease Control and Prevention, major eye centers and health authorities in a comprehensive investigation to identify the cause of the reported infections.

News reports on May 3, 2006 quote a spokeswoman for the Centers for Disease Control and Prevention as confirming that the Centers’ preliminary data now show 191 possible and confirmed cases of Fusarium keratitis. Of the confirmed cases, the Centers reported that they have complete information on 58 cases, 56 of them contact lens wearers. Of those 56, 32 reported using our MoistureLoc® and another 15 reported using ReNu®MultiPlus®. The CDC spokeswoman did not identify how many reports involve mixed use of multiple lens care products. On the same day, we stated that this preliminary data required further examination in order to understand its relevance and that we would be reviewing the preliminary data with CDC personnel. We stated our understanding that there is a low occurrence of Fusarium keratitis among contact lens wearers, and we expect that the lens care products associated with these cases would be distributed roughly in the same proportion as the various products relative market share. In the small sample of cases CDC has analyzed to date, the 27-percent representation of ReNu® MultiPlus® solution is well below its approximate 40-percent market share. ReNu®MultiPlus® solution is used by nearly 11 million contact lens wearers in the U.S. in either its branded or private label form. The 57-percent share of cases preliminarily reported for the our MoistureLoc® formula is significantly and disproportionately higher than its U.S. market share of less than 10 percent, which represents approximately 2.3 million users. Based on the disproportionate representation of the MoistureLoc® formula in the CDC case reports in their April 10 report,  we voluntarily withdrew Greenville-manufactured Moistureloc® from the market at that time, while the investigation to determine the cause of these unusual infections continues. News reports on May 3, 2006 also indicate that the U.S. Food and Drug Administration has no plans to recommend to consumers that they cease using any of the Company’s products other than Moistureloc®. On May 5, 2006, the CDC provided an update to its prior reports, noting that the proportion of patients reporting use of Moistureloc® has remained relatively consistent.

We continue to cooperate fully with the Centers for Diseases Control and Prevention and the U.S. Food and Drug Administration in a comprehensive investigation of the root cause of the unusual incidence of fungal keratitis. The Company has incurred and can be expected to incur substantial costs in connection with the withdrawal of this product, associated investigations, and commercial actions and related legal actions brought against the Company. There can be no assurance that the loss of sales and earnings associated with this product will not be material to the Company. Further, there can be no assurance that this withdrawal and associated actions will not negatively impact sales of other products of the Company, or that the Company will not withdraw MoistureLoc® manufactured at other Company locations from other markets.

Pending Litigation

As a result of the matters described above, several lawsuits have been filed against the Company and certain present and former officers and directors. There are four basic categories of cases: shareholder securities class actions, shareholder derivative actions, an ERISA-based class action related to employee benefit plans, and consumer product liability actions. While this information is subject to change daily, the matters of which we are aware as of May 3, 2006, are as follows:

Shareholder securities class actions. We are aware of three purported securities class actions, all filed between March 13 and April 5, 2006 in the Federal District Court for the Southern District of New York. These actions are entitled:  Laborers Local 100 and 397 Pension Fund v. Bausch & Lomb Inc., No. 06-CV-1942 (filed March 13, 2006); Brannon v. Bausch & Lomb, Inc., No. 06-CV-2025 (filed March 15, 2006); and Badaracco v. Bausch & Lomb, Inc., No. 06-CV-2659 (filed April 5, 2006). Plaintiffs in these actions purport to represent a putative class of shareholders who purchased the Company’s stock at allegedly artificially inflated levels between January 27, 2005 and December 22, 2005. Among other things, Plaintiffs allege that the Company and various present and former officers and directors issued materially false and misleading public statements regarding the financial condition and operations of the Company by failing to disclose negative information relating to the Company’s Brazilian and Korean subsidiaries and the Company’s internal controls, thereby inflating the price of the Company’s stock during the class period. Plaintiffs seek unspecified damages.

ERISA-based claims. We are aware of one purported ERISA class action, filed on April 13, 2006 in the Federal District Court for the Southern District of New York. This action is entitled:  Johnson v. Bausch & Lomb, Inc., No. 06-CV-2916. Plaintiff in this action purports to represent a class of participants in the Company’s defined contribution (401(k)) plan for whose individual accounts the plan held an interest in Company stock between January 27, 2005 and the present. Among other things, Plaintiff alleges that the Company and various present and former officers and directors and fiduciaries of the plan breached their fiduciary duties to plan participants by allowing the plan to invest in Company stock despite the fact that it was allegedly artificially inflated due to the failure to disclose negative information relating to the Company’s Brazilian and Korean subsidiaries and the Company’s internal controls. Plaintiff seeks unspecified damages as well as certain declaratory and injunctive relief.

Shareholder derivative actions. We are aware of two actions that have been filed in the Federal District Court for the Southern District of New York in which a shareholder or class of shareholders asserts the rights of the Company derivatively against certain present and former officers and directors. The actions are entitled:  Rainone v. Zarrella, No. 06-CV-2918 (filed April 13, 2006) and Brown v. Zarrella, No. 06-CV-3106 (filed April 21, 2006). Among other things, Plaintiffs allege that the individual defendants breached their fiduciary duties to the Company by causing or allowing the Company to issue materially false and misleading public statements regarding the financial condition and operations of the Company that failed to disclose negative information about the Company’s Brazilian and Korean subsidiaries and the Company’s internal controls, thereby inflating the price of the Company’s stock during the class period. Plaintiffs purport to allege damage to the Company as a result of, among other things, a decrease in the Company’s market capitalization, exposure to liability in securities fraud actions, and the costs of internal investigations and financial restatements. Plaintiffs seek unspecified damages as well as certain declaratory and injunctive relief, including for misappropriation of inside information for personal benefit by certain of the individual defendants.

Product liability lawsuits. We are aware of nineteen product liability lawsuits filed in several jurisdictions alleging damages as a result of consumers using ReNu with MoistureLoc. Twelve cases are class action lawsuits alleging liability based on state consumer protection act violations, negligence for alleged injury, strict product liability, unjust enrichment, and other grounds. Seven cases involve claims of individual personal injury, and allege liability based on negligence, strict product liability, failure to warn, and other grounds.

The Company has not yet made an assessment of the cases. At this time, the Company cannot predict which, if any, of the cases will obtain class certification, the validity of claims asserted, the likelihood of success by the plaintiffs in any of these cases, or the materiality of the cases in the event the Company is unsuccessful in their defense.

Consent Solicitations

Concurrently with this Solicitation, we are soliciting consents to certain amendments and waivers to the indentures under which our $160,000,000 in aggregate principal amount of 2004 Senior Convertible Securities due August 1, 2023 and Floating Rate Convertible Senior Notes due August 1, 2023 were issued.

RISK FACTORS

For additional considerations with respect to the Offer to Purchase and Solicitation and the Company, please refer to our Current Reports on Form 8-K filed on October 27, 2005, November 30, 2005, December 23, 2005, March 1, 2006, March 3, 2006, April 13, 2006 and April 14, 2006, which are incorporated by reference herein.

Acceleration of Outstanding Indebtedness

If the Proposed Amendments and Waiver do not become effective with respect to any series of the Notes or either series of our outstanding Convertible Securities, and we receive a “Notice of Default” by the Trustee or holders of at least 10% of the outstanding Securities of any series, and we fail to cure the default within the 60-day period following the Notice of Default, then the Trustee or the holders of at least 25% of the securities of that series will have the right to accelerate the maturity of the securities of such series.

If the maturity of any series of the Notes or our outstanding Convertible Securities is accelerated, the Company intends to fully repay all such amounts due with cash on hand, which is currently adequate to retire such securities provided, if all of our outstanding Notes and Convertible Securities were accelerated, we would need to either borrow under our existing revolving credit facility or transfer cash from off-share operations, which may have adverse tax consequences, for a portion of the repayment amount. Other outstanding debt may also be accelerated as a result of these events.

Restatement of Prior Period Financial Statements

The restatement of our prior period financial statements, as well as matters identified above with respect to the BLIO and Korea investigations and expanded procedures, may cause us to become subject to further regulatory action or civil litigation (in addition to that which is described above), which could require us to pay fines or other penalties, settlements or damages and could have an adverse effect on our business, results of operations, financial condition and liquidity. We could also become subject to further ratings downgrades and negative publicity and may lose or fail to attract and retain key employees and management personnel as a result of the Restatements or the matters giving rise to the restatements. The SEC has commenced an informal investigation with respect to the BLIO and Korea investigations. See “Recent Developments — Investigations and Restatements.”

Audit Committee Investigation, Expanded Procedures and Audit Work

As described above, the Audit Committee’s BLIO and Korea investigations and the Company’s expanded procedures have identified certain issues which have been determined to require adjustments to prior period financial statements for 2001-2004 and the first and second quarters of 2005. Work with respect to the expanded procedures and finalizing the adjustments to be made in connection with the previously announced, expected restatement continues. In addition, the Company’s independent auditors PricewaterhouseCoopers LLP have not yet completed their quarterly review process in connection with the filing of the Company’s Third Quarter 2005 Form 10-Q or their year-end audit process in connection with the filing of the Company’s 2005 Form 10-K or the expected estimated adjustments in connection with the restatement. There can be no assurance that, in the course of the completion of the Korea investigation, expanded procedures, quarterly review and year-end audit process and other work in connection with the restatement and the preparation of the Delayed SEC Reports, additional issues and necessary adjustments to prior period financial statements will not be identified, or that the final adjustments for the matters described above in the section entitled “Recent Developments — Investigations and Restatements” and the SEC filings referenced therein will not differ, including materially, from the estimated amounts set forth.

In addition, due to the Company’s ongoing efforts with respect to the matters described in the section entitled “Recent Developments, Investigations and Restatements”,  we cannot currently predict when we will file the Delayed SEC Reports. See “Recent Developments — Investigations and Restatements.”

Internal Controls Assessment

In addition to the ongoing investigation and audit work, the Company has not completed its required assessment of our internal control over financial reporting as of December 31, 2005. In our December 22, 2005 press release, we announced that the Company’s previous conclusion as of December 25, 2004 that its internal control over financial reporting was effective should no longer be relied upon. In connection with the BLIO investigation, the Company preliminarily identified a material weakness relating to detection and prevention of local management’s fraudulent override of Brazil tax reporting controls. In light of the issues identified in connection with the BLIO and Korea investigations and the other matters described above, the Company continues to evaluate potential material weaknesses with respect to the Company’s internal controls and currently expects ultimately to identify additional material weaknesses at December 31, 2005 and also currently expects to conclude that internal controls were not effective for the relevant period. The Company will conclude its analyses and report its findings in this regard when it files its 2005 Form 10-K.

Lack of Public Disclosure Concerning the Company

As described above, we have not yet filed the Delayed SEC Reports or the Restatements. Until we file the Delayed SEC Reports, there will be limited public information available concerning our results of operations and financial condition. Prior financial statements that we have filed for fiscal years from 2000 up to and including the quarterly period ended June 25, 2005 should no longer be relied on and are being restated. The absence of more recent financial information may have a number of adverse effects on us and the Notes, including a decrease in the market price of the Notes and an increase in the volatility of such market price.

Acceleration

If the Proposed Amendments with respect to your Securities become effective, you will not be able to accelerate payment on the Securities for a breach of the Reporting and Certificate Delivery Covenants unless the Company breaches the relevant Indenture as amended by the Proposed Amendments. In the event that the proposed amendments with respect to any other issue or issues of Securities do not become effective, holders of such Securities will continue to be able to accelerate payment on their notes for the existing breach of the Reporting and Certificate Delivery Covenants in accordance with the Indentures.

Effect of Proposed Amendments and Waiver

If a Supplemental Indenture relating to the Proposed Amendments is executed, the Proposed Amendments and Waiver with respect to an Indenture will be binding on all Holders of Notes issued under that Indenture. The modification of the covenants of any issue of Notes related to timely filing of the Delayed SEC Reports and other provisions pursuant to the Proposed Amendments and Waiver may adversely affect the market price of such issue of Notes or otherwise be adverse to the interests of the Holders.

Pending Claims and Litigation

As a result of the matters described above, the Company has been served in various lawsuits and is aware of the filing of others. There are five basic types of these cases: shareholder securities class actions, shareholder derivative actions, ERISA-based claims with respect to employee benefit plans, consumer product actions based on economic loss on purchase of products, and personal injury claims. We could be required to pay judgments or settlements in connection with these matters and they could otherwise have an adverse effect on our business, results of operations, financial condition and liquidity. At this time, the Company cannot predict which, if any, of the cases will obtain class certification, the validity of claims asserted, the likelihood of success by the plaintiffs in any of these cases, or the materiality of the cases in the event the Company is unsuccessful in their defense. See “Recent Developments — Pending Litigation.”

Effect of Fungal Keratitis Infections on Sales of ReNu® Products

We have voluntarily withdrawn ReNu® with MoistureLoc®,  manufactured in our Greenville, South Carolina manufacturing facility, from all markets in which it is sold. The Company has incurred and can be expected to incur substantial costs in connection with the withdrawal of this product, associated investigations, and commercial actions and related legal actions brought against the Company. There can be no assurance that the loss of sales and earnings associated with this product will not be material to the Company. Further, there can be no assurance that this withdrawal and associated actions will not negatively impact sales of other products of the Company, or that the Company will not withdraw MoistureLoc® manufactured at other Company locations from other markets.

SPECIAL NOTE REGARDING FORWARD-LOOKING
STATEMENTS AND OTHER FACTORS

This Offer to Purchase (including the documents incorporated by reference) contains “forward-looking” information and statements. Forward-looking information and statements can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” Statements in this Offer to Purchase that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. This Offer to Purchase contains, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of Bausch & Lomb. Such statements involve a number of risks and uncertainties including, without limitation, the following:

•         our inability to obtain certain consents from holders of $160,000,000 in outstanding convertible securities pursuant to a consent solicitation being conducted simultaneously with this Offer;

•         our inability to obtain requisite consents from the holders of the Securities pursuant to this Offer or to meet with Minimum Tender/Consent Condition;

•         those concerning global and local economic, political and sociological conditions;

•         currency exchange rates;

•         government pricing changes and initiatives with respect to healthcare products;

•         changes in laws and regulations relating to the Company’s products and the import and export of such products;

•         product development and rationalization;

•         enrollment and completion of clinical trials;

•         the ability of the Company to obtain regulatory approvals;

•         the outcome of pending litigation and the possibility of additional litigation;

•         the outcome of Company and governmental investigations and reviews of events described in any news release and in the Company’s prior disclosures concerning those investigations;

•         the outcome of the Audit Committee’s BLIO and Korea investigations described in the Company’s prior disclosures concerning those investigations;

•         the outcome of PriceWaterhouseCoopers’ quarterly review process in connection with the filing of the Company’s Quarterly Report on Third Quarter 2005 Form 10-Q and of the year-end review process in connection with the filing of the Company’s 2005 Form 10-K and the expected, estimated adjustments described in any news release and the possibility that any additional adjustments may be required and that the amounts may differ, including materially, fro the current estimated adjustments; the filing of the Company’s Third Quarter 2005 and its 2005 Form 10-K or any fiscal 2006 financial statements;

•         the possibility that the market for the sale of certain products and services may not develop as expected;

•         the financial well-being of key customers, development partners and suppliers;

•         the successful execution of marketing strategies;

•         continued efforts in managing and reducing costs and expenses;

•         the successful completion and integration of business acquisitions;

•         the Company’s success in introducing and implementing its enterprise-wide information technology initiatives, including the corresponding impact on internal controls and reporting;

•         the Company’s success in the process of management control testing, including evaluation of results;

•         continued positive relations with third party financing sources;

•         the availability of funds, either through cash on hand or our revolving credit facility, to repay any amounts due should the maturity of any Convertible Securities become accelerated;

•         potential downgrades in the credit ratings of our securities;

•         the delay in filing the Delayed SEC Reports with the SEC and the consequences thereof; and

•         the risk factors listed from time to time in the Company’s SEC filings, including but not limited to the Current Report on Form 8-K, dated June 14, 2002 and the Form 10-Q for the quarter ended June 25, 2005 which may be obtained via EDGAR through the Internet at www.sec.gov.

We can give no assurance that the forward-looking statements included in this Offer to Purchase will prove to be accurate. In light of the significant uncertainties inherent in forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to update any forward-looking statements contained in this Offer to Purchase, whether as a result of new information, future events or otherwise. You should consult any further disclosures we make in our reports filed with the SEC and in our press releases.

SUMMARY OF THE OFFER

This Offer to Purchase contains important information that should be read carefully before any decision is made with respect to the Offer. The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Offer to Purchase.

The Company	Bausch & Lomb Incorporated, a New York corporation

The Securities	$183,873,0007.125% Debentures due 2028; CUSIP No. 71707AG8 $150,000,0006.95% Notes due 2007; CUSIP No. 071707AH6 $50,000,0005.90% Notes due 2008; CUSIP No. 071707AL7

Tender Offer	We are offering to purchase from you for cash any and all of your Securities.

Consent Solicitation	We are also soliciting your Consent to the Proposed Amendments and Waivers.

Expiration Date

You must tender your Securities by the Expiration Date in order to be eligible to have your Securities purchased pursuant to the Offers. The Expiration Date for the Offer will be midnight, New York City time, on June 2, 2006, unless extended with respect to the Offer.

Consent Payment Date

You must deliver your Consent on or prior to the Consent Payment Date in order to receive the Consent Payment. You must tender your Securities on or prior to the Consent Payment Date in order to receive the full Purchase Price. If you tender your Securities after this deadline and the Offer is consummated, you will receive an amount equal to the Purchase Price less the Consent Payment. The Consent Payment Date for the Offer will be 5:00 p.m., New York City time, on May 17, 2006, unless extended with respect to the Offer as to one or more series of the Securities.

Purchase Price

The Purchase Price for each $1,000 principal amount of the Securities will equal $1,000 which includes the Consent Payment. The full Purchase Price is payable only with respect to Securities tendered with the related Consent on or prior to the Consent Payment Date.

If you validly tender your Securities after the Consent Payment Date but on or before the Expiration Date, and the Offer is consummated, you will be paid the Purchase Price minus the initial Consent Payment of $1.00 for each $1,000 principal amount.

In either case, you will also be paid accrued and unpaid interest on your tendered Securities up to, but not including, the applicable Settlement Date.

Consent Payment

The initial Consent Payment, payable on the Settlement Date, is $1.00 per $1,000 principal amount of Securities. Holders of Securities who deliver their Consents prior to the Consent Payment Date will receive an additional $1.00 per $1,000 on the first business day of each month until the earlier of the Filing Compliance Date and the Covenant Reversion Date.

Accrued Interest

Subject to the terms and conditions of the Tender Offers, in addition to the Purchase Price, Holders whose Securities are purchased in the Tender Offers will also be paid accrued and unpaid interest from the last interest payment date up to, but not including, the Settlement Date.

Conditions to the Offers

Each of the Offers is conditioned upon satisfaction of the conditions set forth in “The Tender Offers and Consent Solicitations—Conditions to the Offers,” including satisfaction of the “Minimum Tender/Consent Condition” in respect of Securities of the applicable series, receipt by the Depositary of valid and unwithdrawn consents and/or tenders from holders of at least a majority in principal amount of the Securities.

These conditions are for our sole benefit and may be asserted or be waived by us in whole or in part at any time prior to the Expiration Date, in respect of any or all of the Offers and from time to time in our sole discretion.

Minimum	The Minimum Tender/Consent Condition for each of the Offers is receipt of Consents and

Tender/Consent Condition	valid tenders of Securities collectively representing a majority in principal amount of the applicable series of Securities.

Withdrawal Rights

The Withdrawal Deadline for all Tenders and Consents will be 5:00 p.m., New York City time, on May 17, 2006, unless extended with respect to the Offer. If a holder validly withdraws tendered Securities prior to the Withdrawal Deadline, that will not constitute the concurrent revocation of that holder’s related Consent, which must be separately withdrawn. Holders cannot withdraw tendered Securities and the related Consents after the Withdrawal Deadline. If an Offer is terminated without our having purchased any Securities, we will promptly return the Securities tendered pursuant to the Offer to the tendering holder and Consents delivered pursuant to such Offer will be of no further force and effect.

Proposed Amendments

The Proposed Amendments with respect to each series of Securities provide that until 5:30 p.m., New York City time, on October 2, 2006, a failure to comply with Sections 704 and 1004 relating to the Reporting and Certificate Delivery Covenants, of the applicable Indenture will not constitute a default with respect to the Securities under the Indenture. For a description of the Proposed Amendments, see “The Proposed Amendments and Waivers.”

Proposed Waiver

The Proposed Waiver provide that certain defaults that may have occurred prior to the effectiveness of the Proposed Amendments are waived. For a description of the Proposed Waivers, see “The Proposed Amendments and Waiver.”

Procedure for Tendering Securities and Delivering Consents

Any Holder desiring to tender Securities and/or deliver Consents should either (a) complete and sign the Letter of Transmittal or facsimile copy in accordance wit the instructions therein, mail or deliver it and any other required documents to the Depositary, and deliver the certificate for the tendered Securities to the Depositary (or transfer such Securities pursuant to the book-entry transfer procedures described herein), (b) request the Holder’s custodian to effect the transaction or (c) tender the Securities or deliver the Consents through DTC pursuant to ATOP. A Holder with Securities held through a custodian must contact that custodian if such Holder desires to tender those Securities and/or deliver a Consent and promptly instruct such custodian to tender such Securities and/or deliver a Consent on its behalf.

Holders wishing to deliver a Consent but not tender the related Securities must temporarily deposit the related Securities with the Depositary until the Settlement Date. Securities may be deposited with the Depositary pursuant to the procedures for book-entry transfer described herein. Holders wishing to deliver a Consent but not tender the related Securities must indicate in the Letter of Transmittal or Agent’s Message that such Holder has elected to Consent to the Amendments but not to tender Securities in the Tender Offer. Holders who make such election will receive the related Securities from the Depositary promptly following the Settlement Date or, in the event of a termination by the Company of the Tender Offers or Consent Solicitations or a revocation by the Holder of its Consent prior to the Consent Date, promptly following such termination or revocation. Holders will remain entitled to all interest accrued on the Securities during the period such Securities are deposited with the Depositary.

Settlement Date

We will pay for Securities that we purchase in the Offer promptly after the Offer expires, which is expected to be the business day after the Expiration Date or June 5, 2006. Assuming none of the Offers are extended, we expect that the Settlement Date will be June 5, 2006.

Certain U.S. Federal Income Tax Consequences	For a discussion of certain U.S. federal tax considerations of the Offers applicable to holders of Securities, see “Certain U.S. Federal Income Tax Consequences.”

Dealer Managers	Citigroup Global Markets Inc., Barclays Capital Inc., JPMorgan Chase Inc., Key Banc Capital Markets and Mitsubishi UFJ (USA) Securities.

Depositary	Global Bondholder Services Corporation

Information Agent	Global Bondholder Services Corporation

Trustee for the Securities	Citibank, N.A.

Additional Documentation; Further Information; Assistance

Any questions or requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal and Consent or related documents may be directed to the Information Agent at its telephone number set forth on the back cover of this Offer to Purchase. A holder may also contact a Dealer Manager at its telephone numbers set forth on the back cover of this Offer to Purchase or that holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

TENDER OFFER AND CONSENT SOLICITATION

On the terms and subject to the conditions described in this Offer to Purchase and in the related Letter of Transmittal and Consent, we will purchase for cash any and all of the outstanding Securities at a Purchase Price of $1,000 per $1,000 principal amount of the Securities, provided that if any Securities are tendered after the Consent Payment Date, the holder will receive the Purchase Price minus the initial Consent Payment, equal to $1.00 per $1,000 principal amount of Securities. If you tender your Securities after the Consent Payment Date but on or before the Expiration Date and do not withdraw your tender, and the Offer is consummated, then you will receive the Purchase Price minus the Consent Payment. In either case, you will receive accrued and unpaid interest up to, but not including, the applicable Settlement Date. If you deliver your consent prior to the Consent Payment Date and do not withdraw that consent, and the Offer is consummated, you will receive the Consent Payment.

The Consent Payment consists of an initial payment of $1.00 per $1,000 principal amount of Securities as to which a Consent or Letter of Transmittal and Consent has been delivered prior to the Consent Payment Date and additional payments of $1.00 per $1,000 payable on the first business day of each month for each 30-day period from the Effective Date until the earlier of the Filing Compliance Date and the Covenant Reversion Date.

Each Offer in respect of the Securities is conditioned upon, among other things, receipt by the Depositary of valid and not validly withdrawn Consents and/or tenders from holders of a majority in principal amount of the Securities. We refer to the receipt of Consents and/or tenders from holders of a majority in principal amount of the Securities as satisfaction of the Minimum Tender/Consent Condition.

If you consent to the Proposed Amendments and Waivers in the Consent Solicitation, you are not obligated to tender your Securities in the related Tender Offer. If you tender your Securities in a Tender Offer, you are obligated to deliver a Consent to the Proposed Amendments and Waivers in the related Consent Solicitation. If you decide to tender your Securities, your execution and delivery of the Letter of Transmittal and Consent will constitute your Consent to the Proposed Amendments and Waivers. You may not revoke your Consent without withdrawing your previously tendered Securities. The Proposed Amendments to each Indenture will be set forth in a supplemental indenture that will be executed after the Withdrawal Deadline has passed. The Proposed Amendments and Waivers relating to each series of Securities will become operative immediately upon execution of the applicable supplemental indenture effecting such Proposed Amendments, but will be revoked if settlement of the Offer in respect of the relevant issue fails to occur. See “The Proposed Amendments and Waivers.”

The Consent Payment Date for all Offers will be 5:00 p.m., New York City time, on May 17, 2006, unless extended with respect to the Offer. You must tender your Securities prior to the Consent Payment Date in order to receive the Purchase Price. If you tender after this deadline and the Offer for that issue of Securities is consummated, you will receive an amount equal to the Purchase Price less the Consent Payment. If you deliver your Consent only prior to the Consent Payment Date and do not withdraw that consent, and the Offer is consummated, then you will receive the initial Consent Payment on the Settlement Date.

You must tender your Securities before midnight, New York City time, on June 2, 2006 (such date and time, as extended from time to time, the “Expiration Date”). We may extend the Expiration Date in respect of the Securities. Any such extension will be announced in a press release. See “— Extension, Amendment and Termination” and “— Announcements.”

We will pay for Securities that we purchase and initial Consent Payment in an Offer in same-day funds on the Settlement Date, which will be promptly after the date on which the Offer expires. The Settlement Date is expected to be the business day after the Expiration Date. See “—Acceptance for Payment and Payment.”

Procedures for Tendering Securities and Delivering Consents

The tender of Securities before the Consent Payment Date pursuant to the Tender Offers and in accordance with the procedures described below will be deemed to constitute the delivery of a Consent with respect to the Securities tendered. Holders that validly tender their Securities and deliver the related Consents on or before the Consent Payment Date will be eligible to receive the Purchase Price plus unpaid accrued interest. Securities tendered after the Consent Payment Date but on or before the Expiration Date will only be eligible to receive the

Purchase Price minus Consent Payment plus unpaid accrued interest. Holders who validly deliver Consents without tendering the related Securities on or prior to the Consent Payment Date will only be eligible to receive the Consent Payment. Holders validly delivering Consents after the Consent Payment Date without tendering the related Securities will receive neither the Purchase Price nor the Consent Payment.

A defective tender of Securities (which defect is not waived by us) or a defective delivery of Consents (which defect is not waived by us) will not constitute valid delivery of the Securities or Consents and will not entitle the Holder thereof to any payment pursuant to the Tender Offers or the Consent Solicitations.

Tender of Securities and Delivery of Consents

For a Holder to tender Securities or to deliver Consents without tendering the related Securities validly pursuant to the Tender Offers and the Consent Solicitations, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer) an Agent’s Message (as defined below) in lieu of the Letter of Transmittal, and any other required documents, must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase prior to the Expiration Date. In addition, prior to the Expiration Date, either (a) certificates for tendered Securities must be received by the Depositary at such address or (b) such Securities must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such transfer must be received by the Depositary, including an Agent’s Message if the tendering Holder has not delivered a Letter of Transmittal). The term “Agent’s Message” means a message, transmitted by DTC to and received by the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

Holders wishing to deliver a Consent but not tender the related Securities must temporarily deposit the related Securities with the Depositary until the Settlement Date. Securities may be deposited with the Depositary pursuant to the procedures for book-entry transfer described below (and a confirmation of such transfer must be received by the Depositary, including an Agent’s Message). Holders wishing to deliver a Consent but not tender the related Securities must indicate in the Letter of Transmittal or Agent’s Message that such Holder has elected to Consent to the Amendments but not to tender Securities in the Tender Offer. Holders who make such election will receive the related Securities from the Depositary promptly following the Settlement Date or, in the event of a termination by the Company of the Tender Offers or Consent Solicitations or a revocation by the Holder prior to the Consent Payment Date of the Consent, promptly following such termination or revocation. Holders will, remain entitled to all interest accrued on the Securities during the period such Securities are deposited with the Depositary.

If the Securities are held of record in the name of a person other than the signer of the Letter of Transmittal, or if certificates for unpurchased Securities are to be issued to a person other than the Holder of record, the certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the holder of record (the “Record Holder”) appears on the certificates, with the signature on the certificates or bond powers guaranteed as described below.

Need for Guarantee of Signature. Signatures on a Letter of Transmittal must be guaranteed by a recognized participant (a “Medallion Signature Guarantor”) in the Securities Transfer Agents Medallion Program, unless the Securities tendered thereby are tendered (a) by the Record Holder of such Securities and that Holder has not completed either of the boxes entitled “A. Special Issuance/Delivery Instructions” or “B. Special Payment instructions” on the Letter of Transmittal, or (b) for the account of a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States (each, an “Eligible Institution”).

Book-Entry Delivery of the Securities; Tender through ATOP. Within two business days after the date of this Offer to Purchase, the Depositary will establish one or more accounts with respect to the Securities at DTC for purposes of the Tender Offers and the Consent Solicitations. Any financial institution that is a participant in DTC may make book-entry tender of Securities and delivery of Consents by causing DTC to transfer such Securities into the appropriate account of the Depositary in accordance with DTC’s procedure for such transfer. Although delivery of the Securities may be effected through book-entry at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must be transmitted to and received by the Depositary on or prior to the Consent Payment Date, in order to be eligible to receive the Purchase Price, or only the Consent Payment, in the case of Holders who deliver Consents without tendering the related Securities, or on or prior to the Expiration Date, in order to be eligible to receive the Purchase Price, at its address set forth on the back cover of this Offer to Purchase. Delivery of such documents to DTC does not constitute delivery to the Depositary.

Holders who are tendering Securities or delivering Consents by book-entry transfer to the Depositary’s account at DTC may execute their tender or delivery through DTC’s ATOP system by transmitting their acceptance to DTC in accordance with DTC’s ATOP procedures; DTC will then verify the acceptance, execute a book-entry delivery to the Depositary’s account at DTC and send an Agent’s Message to the Depositary. Delivery of the Agent’s Message by DTC will satisfy the terms of the Tender Offers and the Consent Solicitations in lieu of execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message. Accordingly, the Letter of Transmittal need not be completed by a Holder tendering through ATOP.

Mutilated, Lost, Stolen or Destroyed Certificates. If a Holder desires to tender Securities, but the certificates evidencing such Securities have been mutilated, lost, stolen or destroyed, such Holder should contact the Trustee for further instructions.

Backup Withholding. To prevent backup U.S. federal income tax withholding, each tendering and/or consenting Holder of Securities must (i) provide the Depositary with such Holder’s correct taxpayer identification number and certify that such Holder is not subject to backup U.S. federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal or (ii) otherwise establish a basis for exemption from backup withholding.

General. The tender of Securities pursuant to the Tender Offers by one of the procedures set forth above will constitute (a) an agreement between the tendering Holder and the Company in accordance with the terms and subject to the conditions of the Tender Offers, and (b) the Consent of the tendering Holder to the Amendments and Waiver. A Consent with respect to Securities pursuant to the Consent Solicitations by one of the procedures set forth above will constitute (i) an agreement between the consenting Holder and the Company in accordance with the terms and subject to the conditions of the Consent Solicitation and (ii) the Consent of the tendering Holder to the Amendments.

If the Securities are held of record in the name of a person other than the signer of the Letter of Transmittal, then the certificates must be accompanied by a completed irrevocable proxy authorizing the signatory to deliver Consent with respect to such Securities.

The method of delivery of the Letter of Transmittal, certificates for Securities and all other required documents is at the election and risk of the tendering Holder. If a Holder chooses to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

Please note that if Securities are held by a custodian, the custodian may have an earlier deadline for tendering Securities pursuant to the Tender Offers and delivery of the Consents pursuant to the Consent Solicitations than the Consent Payment Date or Expiration Date, as the case may be.

By tendering Securities through book-entry transfer as described in this Offer to Purchase, and subject to and effective upon acceptance for purchase of, and payment for, the Securities tendered therewith, a tendering Holder acknowledges receipt of this Offer to Purchase and (i) sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all the Securities tendered thereby, (ii) waives any and all other rights with respect to the Securities (including, without limitation, the tendering Holder’s waiver of any existing or past defaults and their consequences in respect of the Securities and the Indentures), (iii) releases and discharges the Company from any and all claims such Holder may have now, or may have in the future, arising out of, or related to, the Securities, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Securities or to participate in any redemption or defeasance of the Securities, and (iv) irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of such

Holder with respect to any such tendered Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Securities on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to the Company, (b) present such Securities for transfer on the relevant security register, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Securities (except that the Depositary will have no rights to, or control over, funds from the Company, except as agent for the tendering Holders, for the Purchase Price or the Purchase Price, as the case may be, and accrued interest for any tendered Securities that are purchased by the Company).

The Holder, by tendering its Securities, represents and warrants that the Holder has full power and authority to tender, sell, assign and transfer, and to deliver Consents in respect of, the Securities tendered, and that when such Securities are accepted for purchase and payment by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The Holder, by delivering its Consents (if delivered without tendering the related Securities), represents and warrants that the Holder has full power and authority to deliver Consents in respect of the Securities held. The Holder will, upon request, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of any Securities tendered and/or the delivery of the related Consents. All authority conferred or agreed to be conferred by tendering, and/or delivering Consents with respect to, the Securities through book-entry transfer shall survive the death or incapacity of the tendering Holder and every obligation of such Holder incurred in connection with its tender of its Securities and/or delivery of Consents shall be binding upon such Holder’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and withdrawal of tendered Securities and delivered Consents will be determined by the Company in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Securities or deliveries of Consents that it determines are not in proper form or for which the acceptance for payment or payment may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any of the conditions of the Tender Offers and Consent Solicitations or any defect or irregularity in the tender of Securities of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of the other Holders. The Company’s interpretation of the terms and conditions of the Tender Offers and Consent Solicitations (including the instructions in the Letter of Transmittal) will be final and binding. None of the Company, the Trustees, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice.

Withdrawal of Tenders; Revocation of Consents and Absence of Appraisal Rights

The Withdrawal Deadline for all Offers will be 5:00 p.m., New York City time, on May 17, 2006, unless extended with respect to the Offer. If a holder validly withdraws tendered Securities prior to the Withdrawal Deadline, that will not constitute the concurrent revocation of that holder’s related Consent unless the holder specifically withdraws the Consent as well.

Securities tendered pursuant to the Tender Offers may be withdrawn and Consents may be revoked pursuant to the Tender Offers and Consent Solicitations at any time before the Consent Payment Date, but not thereafter. The withdrawal of Securities before the Consent Payment Date in accordance with the procedures set forth hereunder will effect a revocation of the related Consent. In order for a Holder of Securities to revoke a Consent delivered with the related Securities, such Holder must withdraw the related tendered Securities. Holders of Securities may contact the Depositary at its address set forth on the back cover of this Offer to Purchase for information regarding withdrawal of Securities from the Book-Entry Transfer Facility.

For a withdrawal of Securities and revocation of Consents to be effective, a written facsimile transmission notice of withdrawal or revocation must be timely received by the Depositary at its address set forth on the back cover of this Offer to Purchase. The withdrawal notice must (a) specify the name of the Holder who tendered the Securities to be withdrawn or as to which Consents are to be revoked and, if different, the name of the Record

Holder of such Securities (or, in the case of Securities tendered by book-entry transfer, the name of the participant for whose account such Securities were tendered and such participant’s account number at DTC to be credited with the withdrawn Securities), (b) contain a description of the Securities to be withdrawn (including the principal amount to be withdrawn and, in the case of Securities tendered by delivery of certificates rather than book-entry transfer, the certificate numbers thereof) or to which the notice of revocation relates, and (c) be signed by the Holder of such Securities in the same manner as the original signature on any Letter of Transmittal, including any required signature guarantees (or, in the case of Securities tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant’s name is listed on the applicable Agent’s Message), or be accompanied by (x) documents of transfer sufficient to have the Depositary register the transfer of the Securities into the name of the person withdrawing such Securities and (y) a properly completed irrevocable proxy that authorizes such person to effect such revocation on behalf of such Holder. The signature on the notice of withdrawal must be guaranteed by a Medallion Signature Guarantor unless such Securities have been tendered for the account of an Eligible Institution. If certificates for the Securities to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal will be effective immediately upon receipt by the Depositary of written or facsimile transmission notice of withdrawal even if physical release is not yet effected. Unless specified in the withdrawal notice, a withdrawal of tendered Securities will not constitute revocation of the related Consents.

Withdrawals of tenders of Securities and revocation of Consents may not be rescinded, and any Securities properly withdrawn will thereafter be deemed not validly tendered and any Consents revoked will be deemed not validly delivered for purposes of the Tender Offers. Properly withdrawn Securities and revoked Consents may, however, be retendered and/or new Consents delivered following one of the procedures described under “Procedures for Tendering Securities and Delivering Consents” at any time prior to the Consent Payment Date or Expiration Date, as applicable.

Withdrawals of Securities and revocation of Consents can only be accomplished in accordance with the foregoing procedures. All questions as to the validity (including time of receipt) of notices of withdrawal or revocation will be determined by us in our sole discretion, and our determination shall be final and binding. None of the Company, the Dealer Manager, the Depositary and Information Agent, the Trustees or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, or incur any liability for failure to give any such notification.

The Securities are our debt obligations and are governed by the Indentures. There are no appraisal or other similar statutory rights available to Holders in connection with the Tender Offers or the Consent Solicitations.

Conditions to the Offers

Each of the Offers is conditioned upon satisfaction of the following conditions:

•                  satisfaction of the Minimum Tender/Consent Condition with respect to the applicable series of Securities;

•                  the execution of the supplemental indenture  to the Indenture for the applicable series of Securities relating to the Proposed Amendments and Waivers by the Trustee and the Company;

•                  there not existing:

•                  in our reasonable judgment, any actual or threatened legal, governmental or regulatory impediment to the purchase of Securities pursuant to the Tender Offer or the effectiveness of the Proposed Amendments and Waivers to the Indenture, including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is party or by which we are, or any of them is, bound, or

•                  any change or development, including a prospective change or development, in the general economic, financial, currency exchange or market conditions in the United States or abroad that, in our reasonable judgment, has or may have a material adverse effect on the market price of the Securities or upon trading in the Securities or upon the value of the Securities to us.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances, including any action or inaction by us giving rise to such condition, or may be waived by us in whole or in part at any time and from time to time prior to the Expiration Date, in respect of the Offer and in our sole discretion. If any condition to the Offer is not satisfied or waived by us prior to the Expiration Date, we reserve the right, but will not be obligated, subject to applicable law:

•                  to terminate the Offer and return the tendered Securities to the tendering holders and treat all Consents as expired;

•                  to waive all unsatisfied conditions and accept for payment and purchase all Securities that are validly tendered in the Tender Offer prior to the Expiration Date and not validly withdrawn prior to the Withdrawal Deadline and treat all Consents as validly given;

•                  to extend the Offer and retain the Securities that have been tendered during the period for which the Offer is extended; or

•                  to amend the Offer.

Acceptance and Payment of Purchase Price and Initial Consent Payment

Upon the terms and subject to the conditions of each Offer (including, if an Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for payment all Securities that holders validly tender and do not validly withdraw pursuant to each Offer. For purposes of each Offer, we will be deemed to have accepted for payment tendered Securities if, as and when we give written notice to the Depositary of our acceptance for payment of those Securities. We will announce acceptance for payment of the Securities by issuing a press release. We will make payment of the Purchase Price for Securities accepted for payment pursuant to the Offers by deposit of funds with the Depositary, which will act as agent for the tendering holders for the purpose of receiving payments of the Purchase Price and transmitting such payments to the tendering holders. We will pay the Purchase Price for Securities that we purchase in an Offer, and the initial Consent Payment with respect to the Consents we accept and the Securities validly tendered prior to the Consent Payment Date, in same-day funds on the business day after the date on which the Offer expires, or as soon as practicable after that date. Assuming none of the Offers are extended, we expect that the Settlement Date will be June 5, 2006.

Extension, Amendment and Termination

We reserve the right, at any time, subject to applicable law, to amend an Offer in any respect or to terminate any Offer and return the Securities tendered pursuant to that Offer, in each case by giving written notice of such amendment or termination to the Depositary. Under no circumstances will any additional interest be payable because of any delay by the Depositary or us. In addition, we reserve the right at any time, subject to applicable law, to extend the Consent Payment Date, the Withdrawal Deadline, the Expiration Date or the Settlement Date in respect of any Offer. We will publicly announce any extension, amendment or termination in the manner described under “Announcements” below.

There can be no assurance that we will exercise our right to extend the Consent Payment Date, Withdrawal Deadline, Expiration Date or Settlement Date for any Offer. Regardless of whether there is such an extension, holders cannot withdraw Securities tendered pursuant to an Offer after the Withdrawal Deadline for that Offer. See “Withdrawal of Tenders and Revocation of Corresponding Consents.”

Announcements

If we are required to make an announcement relating to an extension of the Consent Payment Date, Withdrawal Deadline, the Expiration Date or Settlement Date for any Offer, an amendment or termination of any

Offer, or acceptance of Securities of any issue for payment, we will do so as promptly as practicable and, in the case of an extension or acceptance, no later than 9 a.m., New York City time, on the business day after the previously scheduled Consent Payment Date, Withdrawal Deadline, Expiration Date or Settlement Date, as the case may be. Unless otherwise specified in this Offer to Purchase, we may choose to issue an announcement of this type in any reasonable manner, but we will have no obligation to do so other than by issuing a release to the Dow Jones News Service.

OTHER PURCHASES OF NOTES

Whether or not an Offer is consummated, we or our affiliates may from time to time acquire Securities of each series otherwise than pursuant to the Offer, through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as they may determine, which may be more or less than the prices to be paid pursuant to the Offer and could be for cash or other consideration.

THE INDENTURES

Section 704 of the Indenture, which forms a portion of each of the Indenture requires us to file with the SEC and the Trustee the SEC Reports we are required to file pursuant to Sections 13 and 15 of the Exchange Act. Section 1004 of the Indenture requires the Company to file with the applicable Trustee, within 120 days after the end of each fiscal year, a written statement regarding compliance with the obligations under the relevant Indenture, and, if a default shall have occurred under the relevant Indenture, describing all such defaults of which our officers have knowledge and their status.

BACKGROUND

We previously announced that we would not be able to file our Third Quarter 2005 Form 10-Q and our 2005 Form 10-K, and we have not filed them to date. Our failure to timely file the Delayed SEC Reports with the SEC, and failure to file copies of such reports with the Trustee under the Indenture may have resulted in a default under the Indenture. Our failure to take these actions may also have resulted in a breach of certain reporting requirements under the Trust Indenture Act of 1939.

As a result, the maturity of the Securities could be accelerated under the Indenture of any series of Securities any time if: (i) the Proposed Amendments and Waiver with respect to the Securities do not become effective, (ii) the Trustee or holders of 10% or more of the Securities has delivered to us a Notice of Default under the Indenture and commenced the 60-day cure period provided for therein, (iii) we have not previously filed the Delayed SEC Reports with the SEC and the Trustee, and (iv) holders of 25% or more of each series of the Securities or the Trustee delivers an acceleration notice. The acceleration of the maturity of the outstanding Securities would permit the holders of the Company’s Securities to cause the principal amount and accrued and unpaid interest to become immediately due and payable.

THE PROPOSED AMENDMENTS AND WAIVER

The Proposed Amendments

The Indenture provides that we and the relevant Trustee may enter into a Supplemental Indenture amending provisions of the each applicable Indenture with the written consent of Holders of a majority in principal amount of the outstanding Securities issued under the Indenture. Consequently, we are soliciting Consents from Holders of each series of Securities. The Proposed Amendments set forth below amend only the specific terms of the Indenture and are not intended to amend or modify the Original Indenture other than with respect to the applicable series of Securities.

Certain Definitions: The following defined terms would be added to each of the Indentures:

“Consent Payment” means the payment defined as such with respect to the Securities in the Offer to Purchase.

“Covenant Reversion Date” means 5:30 p.m., New York City time, on the earlier of (i) the Business Day following the Company’s failure to pay the Consent Payment, if due, for the Securities in accordance with the Offer to Purchase, and (ii) October 2, 2006.

“Offer to Purchase” means the Offer to Purchase and Solicitation of Consents Statement, dated May 5, 2006, the Letter of Transmittal, each as may be amended and supplemented from time to time.

Text of the Amendments to Indentures: Below is the text of the relevant provisions from each of the Indentures, substantially as they currently exist, along with the form of the Proposed Amendments to the provisions marked to show changes from the current provisions of each Indenture. Text that is added to each Indenture by the form of the Proposed Amendment is underlined. We reserve the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Statement.

Section 704:         Reports by Company.

The Company shall, except as otherwise provided in this Section 704, file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Notwithstanding any other provision of this Section 704 or this Indenture, the documents and reports referred to in this Section 704 that the Company would have been required to file with the Commission or the Trustee on any date on or before the Covenant Reversion Date but for this sentence will not be required to be filed by the Company until the Covenant Reversion Date.

Section 1004:       Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Notwithstanding any other provision of this Section 1004 or this Indenture, the Company will have no obligation to deliver an Officer’s Certificate, as referred to in the preceding sentence, relating to the breach of a covenant contained in this Indenture that occurred prior to the Covenant Reversion Date.

Section 501:         Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3)           default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4)           except as otherwise provided in this Section 501, default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

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Notwithstanding any of the foregoing, the failure of the Company to comply with Sections 501(4) and 704 of this Indenture, or §314 of the Trust Indenture Act, before 5:30 p.m., New York City time on the Covenant Reversion Date shall not constitute an Event of Default under clause (4) above.

The Proposed Waiver

Section 513 of each of the Indentures provides that Holders of a majority in aggregate principal amount of the relevant issue of Notes then outstanding may waive any past default and its consequences on behalf of Holders of all the Notes of the relevant issue (except with respect to certain specified defaults). Each Holder that consents will be deemed to have waived all defaults with respect to any breaches of these Sections in accordance with Section 513, as the case may be, of the Indentures and any defaults that may have occurred with respect to this section before the effectiveness of the Proposed Amendment will be deemed to have been cured for all purposes.

DESCRIPTION OF THE SECURITIES

The following description of the Securities is provided for reference purposes only and Holders should refer to the form of respective security and the Indenture, each of which is incorporated herein by reference, for a complete description of the terms of the Securities.

General

The 2028 Debentures were issued in the original aggregate principal amount of $200,000,000 on July 29, 1998, in denominations of $1,000 and integral multiples of $1,000.  They bear interest from July 29, 1998, at an annual rate of 7.125%, and will mature on August 1, 2028. Interest is payable semi annually on February 1 and August 1, to the holders of record of the Debentures on the preceding January 18 and July 18, respectively. The Debentures were issued in book-entry form.

The 2007 Notes were issued in the original aggregate principal amount of $150,000,000 on November 18, 2002, in denominations of $1,000 and integral multiples of $1,000.  They bear interest from November 21, 2002, at an annual rate of 6.95%, and will mature on November 15, 2007. Interest is payable semi annually on May 15 and November 15, to the holders of record of the 2007 Notes on the preceding April 30 and October 31, respectively. The 2007 Notes were issued in book-entry form.

The 2008 Notes were issued in the original aggregate principal amount of $50,000,000 on July 29, 2003, in denominations of $1,000 and integral multiples of $1,000.  They bear interest from August 1, 2003, at an annual rate of 5.90%, and will mature on August 1, 2008. Interest is payable semi annually on February 1 and August 1, to the holders of record of the 2008 Notes on the preceding January 16 and July 16, respectively. The 2008 Notes were issued in book-entry form.

Optional Redemption

The 2028 Debentures are redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of: (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 25 basis points, plus in each case accrued interest to the date of redemption.

The 2007 Notes are redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of: (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the date of redemption.

The 2008 Notes are redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of: (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points, plus in each case accrued interest to the date of redemption.

“Treasury Rate” or “Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker or the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Respective Security.

“Comparable Treasury Price” means, with respect to the 2028 Debentures on any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined herein) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Comparable Treasury Price” means, with respect to the 2028 Debentures on any redemption date, (A) the average of the Reference Treasury Dealer Quotations (as defined herein) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations, or (c) if only one Reference Treasury Dealer Quotation is received, such Quotation.

“Reference Treasury Dealer” means the investment banking firm(s) specified in the applicable Indenture, provided however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Independent Investment Banker” means the investment banking firm(s) specified in the applicable Indenture or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

Holders of Securities to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

The Securities have no sinking fund provisions.

Defeasance

The Securities are subject to defeasance and discharge and to defeasance of certain obligations (the cross-default, limitation on secured debt and limitation on sale/leaseback transactions set forth in the Indentures) at our option. To defease any series of Securities, we may deposit in trust of each or U.S. government obligations which, through the payment of principal and interest in accordance with their terms is sufficient to pay the principal of, any premium, and interest on the Securities on their due date.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the Offer that may be relevant to a beneficial owner of Securities. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not deal with classes of beneficial owners subject to special tax rules, and does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction. This discussion assumes that the Securities are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. Accordingly, each holder should consult its own tax advisor with regard to the Offers and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

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Any discussion of U.S. federal tax issues set forth in this Offer to Purchase is written in connection with the promotion and marketing by us and the Dealer Managers or Co-Dealer Managers of the transactions described in this Offer to Purchase. Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person. Each investor should seek advice based on its particular circumstances from an independent tax advisor.

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For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the Securities who or which is, for U.S. federal income tax purposes:

•                                          an individual who is a citizen or resident of the United States;

•                                          a corporation created or organized under the laws of the United States or any state or political subdivision thereof;

•                                          an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                                          a trust that (a) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of the Securities who or which is not a U.S. Holder or an entity treated as a domestic or foreign partnership.

Special rules, not discussed in this Offer to Purchase, may apply to persons holding Securities through entities treated as partnerships for U.S. federal income tax persons, and those persons should consult their own tax advisors in that regard.

Sale of the Securities

Sales of Securities pursuant to the Offers by U.S. Holders will be taxable transactions for U.S. federal income tax purposes. Subject to the discussion of the market discount rules set forth below, a U.S. Holder selling Securities pursuant to the Offers will recognize capital gain or loss in an amount equal to the difference between the amount of cash received (other than amounts received attributable to accrued interest which will be taxed as such) and the U.S. Holder’s adjusted tax basis in the Securities sold at the time of sale. A U.S. Holder’s adjusted tax basis in a Security generally will equal the amount paid by the U.S. Holder for the Security, increased by the market discount, if any, previously taken into account by the U.S. Holder as described below, and reduced by the amount of any amortizable bond premium previously amortized by the U.S. Holder with respect to the Securities and the amount of any payments on the Securities other than qualified stated interest. Any capital gain or loss on the Securities will be long-term capital gain or loss if the Security is held for more than a year at the time of the sale. The deductibility of capital losses by U.S. Holders is subject to limitations.

An exception to the capital gain treatment described above may apply to a U.S. Holder who purchased Securities at a “market discount.” In general, unless a U.S. Holder acquired a Security upon the Security’s original issuance at the original “issue price” for the Securities, market discount is the excess, if any, of the principal amount of a Security over the U.S. Holder’s tax basis therein at the time of the acquisition (unless the amount of such excess is less than a specified de minimis amount, in which case market discount is considered zero). In general, unless the U.S. Holder has elected to include market discount in income currently as it accrues, any gain realized by a U.S. Holder on the sale of Securities  having market discount in excess of a de minimis amount will be treated as ordinary income to the extent of the lesser of (i) the gain recognized or (ii) the portion of the market discount that has accrued (on a straight-line basis or, at the election of the U.S. Holder, on a constant yield basis) while such Securities were held by the U.S. Holder.

Tax Consequences of Consenting to the Proposed Amendments and Waiver

Deemed Exchange. The tax treatment of a U.S. Holder will depend upon whether the adoption of the Proposed Amendments and Waiver and the receipt of the Consent Payment result in a deemed exchange of the Securities for new Securities for U.S. federal income tax purposes. If neither the Proposed Amendments and Waiver nor the Consent Payment results in a deemed exchange with respect to the Convertible Securities, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes, and such holder will continue to have the same tax basis and holding period in the Securities.

Tax regulations specifically address whether or not the modifications to the terms of a debt instrument will result in a deemed exchange of that debt instrument for U.S. federal income tax purposes. Generally, the modification of the terms of a debt instrument will be treated as a deemed exchange of an old debt instrument for a new debt instrument if such modification is a significant modification. The regulations provide specific rules regarding whether changes in yield and deletion or alteration of accounting or financial covenants of or with respect to a debt instrument will be a significant modification. A change in the yield of a debt instrument is a significant modification under the regulations if the yield of the modified instrument (determined by taking into account any payments made to the holder as consideration of the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or five percent of the annual yield of the unmodified instrument. The regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.

Although the Consent Payment will change the yield of the Securities, this change will be smaller than that which would be treated as a significant modification under the regulations. Further, the Proposed Amendments alter or delete customary accounting or financial covenants. Accordingly, the adoption of the Proposed Amendments and receipt of the Consent Payment should not cause a deemed exchange under the regulations. As a result, a U.S. Holder should recognize income only to the extent of the Consent Payment received.

Even if the adoption of the Proposed Amendments and receipt of the Consent Payment resulted in a deemed exchange with respect to the Securities, such deemed exchange would constitute a tax-free recapitalization for U.S. federal income tax purposes. Under this treatment, a U.S. Holder would not recognize loss and would recognize gain only to the extent of the Consent Payment received.

Consent Payment. The tax consequences of a U.S. Holder’s receipt of the Consent Payment are unclear. We intend to treat the Consent Payment for U.S. federal income tax purposes as a fee paid to a U.S. Holder in consideration of such holder’s consent to the Proposed Amendments and Waiver. Alternatively, the Consent Payment might be treated as a payment of additional interest on the Convertible Securities. In either case, a U.S. Holder would recognize ordinary income in the amount of the Consent Payment received, without any reduction by any portion of a U.S. Holder’s tax basis in the Securities.

Non-Tendering U.S. Holders

A U.S. Holder who does not tender its Securities pursuant to the Offers (a “Non-Tendering U.S. Holder”) should not recognize any gain or loss for U.S. federal income tax purposes, and such holder should continue to have the same tax basis and holding period in the respective Securities. The adoption of the Proposed Amendments and Waivers should not cause the Non-Tendering U.S. Holders to be deemed to have exchanged the Securities for new Securities as the Proposed Amendments and Waivers should be viewed as a modification that adds, deletes or alters customary accounting or financial covenants and therefore, should not constitute a significant modification of the old Securities under Treasury regulations section 1.1001-3. Therefore, Non-Tendering U.S. Holders of the Securities should not realize any gain or loss with respect to the adoption of the Proposed Amendments and Waivers. Even if the adoption of the Proposed Amendments and Waivers resulted in a deemed exchange with respect to the Securities, such deemed exchange would constitute a tax-free recapitalization for U.S. federal income tax purposes. Under this treatment, a Non-Tendering U.S. Holder would not recognize gain or loss.

Backup Withholding

A U.S. Holder who tenders its Securities may be subject to backup withholding on the Purchase Price for the Securities (and accrued interest) and any Consent Payment unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Subject to the discussion of the Consent Payment below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the proceeds from the offer, including amounts attributable to accrued interest, provided, in the case of interest, that such Non-U.S. Holder (i) does not actually or constructively own 10% or more of the combined voting power of all classes of our stock and is not a controlled foreign corporation related to us through stock ownership and (ii) has provided a properly completed form W-8BEN establishing its status as a Non-U.S. Holder (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder), unless (i) the gain or interest income on such Security is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or (ii) in the case of gain realized by an individual Non-U.S.

Holder, the holder is present in the United States for 183 days or more in the taxable year of the offer and either (a) such gain is attributable to an office or other fixed place of business maintained in the United States by such holder or (b) such holder has a tax home in the United States.

Although it is unclear whether a Consent Payment paid to a Non-U.S. Holder should be included as part of the amount realized from the sale of the Securities or as a separate fee that could be subject to withholding of U.S. federal income tax, we intend to withhold such tax from any Consent Payment made to a Non-U.S. Holder at a rate of 30%, unless the Non-U.S. Holder provides to the applicable withholding agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Payment is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Non-U.S. Holders should consult their tax advisors regarding the availability of a refund of any tax withheld.

AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov, and at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060. As described below, we have not yet filed our Delayed SEC Reports and the Restatements. See “Risk Factors—Lack of Public Disclosure Concerning the Company.”

We have filed the following documents with the SEC, and these documents are incorporated in this Offer to Purchase by reference:

•                  our Current Reports on Form 8-K filed on October 27, 2005, November 30, 2005, December 23, 2005, March 1, 2006, April 13, 2006, and April 14, 2006;

•                  our Form 12b-25 Notice of Inability to Timely File a Form 10-Q for the period ended September 24, 2005; and

•                  our Form 12b-25 Notice of Inability to Timely File a Form 10-K for the fiscal year ended December 31, 2005.

We specifically do not incorporate any of our historical financial statements and related materials in this Offer to Purchase and Consent Solicitation.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Offer to Purchase and prior to the Expiration Date will be incorporated by reference and be a part of this Offer to Purchase from their respective filing dates (excluding any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K). Any statement contained in a document incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this Offer to Purchase modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

You may request a copy of these filings at no cost, by writing or telephoning:

Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604
Telephone: (585) 338-1600
Attention: Secretary

You should rely only on the information provided in this Offer to Purchase and in our filings under the Exchange Act incorporated herein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Offer to Purchase is accurate as of any date other than that on the front cover of this Offer to Purchase.

DEALER MANAGERS, INFORMATION AGENT AND DEPOSITARY

We have retained Citigroup Global Markets Inc. to act as Dealer Manager, Barclays Capital Inc. and JPMorgan Securities Inc., Key Banc Capital Markets and Mitsubishi UFJ Securities (USA). to act as Co-Dealer Managers, and Global Bondholder Services Corporation to act as Information Agent and as Depositary in connection with the Offers. We have agreed to pay the Dealer Manager, the Co-Dealer Managers, the Information

Agent and the Depositary customary fees for their services in connection with the Offers. We have agreed to reimburse the Dealer Manager for their out-of-pocket expenses, including fees and disbursements of counsel, and to reimburse the Depositary and the Information Agent for certain out-of-pocket expenses. We will also indemnify the Dealer Manager, the Depositary and the Information Agent against certain liabilities, including liabilities under federal securities laws.

We will pay the Trustee reasonable and customary compensation for their services in connection with the Offer, plus reimbursement for expenses.

At any time, the Dealer Manager and the Co-Dealer Managers may trade the Securities or other securities of Bausch & Lomb Incorporated for its own account or for the accounts of customers, and accordingly, may hold a long or short position in the Securities or such other securities.

None of the Dealer Manager, the Co-Dealer Managers, the Information Agent or the Depositary assumes any responsibility for the accuracy or completeness of the information concerning us, or our affiliates contained in this Offer to Purchase or related documents or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.

Information Agent and Depositary

We have appointed Global Bondholder Services Corporation as the Information Agent with respect to the Tender Offers and Consent Solicitations and Depositary for the Tender Offers. We will pay the Information Agent and Depositary customary fees for its services and reimburse it for reasonable out-of-pocket expenses in connection therewith. We have also agreed to indemnify the Information Agent and Depositary for certain liabilities. Requests for additional copies of documentation may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Offer to Purchase. All deliveries and correspondence sent to the Depositary should be directed to one of the addresses set forth on the back cover of this Offer to Purchase.

Other

In connection with the Tender Offers and Consent Solicitations, directors and officers of the Company and its affiliates may solicit tenders and Consents by use of the mails, personally or by telephone, fax, electronic communication or other similar methods. Members of the Board and officers of the Company will not be specifically compensated for these services. We will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offer to Purchase and related documents to the beneficial owners of the Securities and in handling or forwarding tenders of Securities by their customers.

The Depositary and Information Agent for the Offer is:

Global Bondholder Services Corporation

65 Broadway—Suite 723
New York, New York 10006
Attention: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll Free: (866) 540-1500

Facsimile: (212) 430-3775
Confirmation: (212) 430-3774

The Dealer Manager for the Offer is:

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attention: Liability Management Group
Telephone: (800) 558-3745 (toll-free)

The Co-Dealer Managers for the Offer are:

Barclays Capital Inc.

JPMorgan Chase Inc.

Key Banc Capital Markets

Mitsubishi UFJ Securities (USA)